EXHIBIT 2.4


                   AMENDMENT NO. 1 TO SUPPLEMENTAL AGREEMENT
                   -----------------------------------------


     THIS AMENDMENT, made this 10th day of January, 1995 by and among Bergen

Brunswig Corporation, a New Jersey corporation ("BBC"), Biddle & Crowther

Company, a Washington corporation (the "Corporation"), Raymond L. Biddle and

Berkley G.  Biddle (the "Stockholders").


                                    RECITALS
                                    --------

     A.   BBC, the Corporation and the Stockholders entered into an Agreement and Plan of Merger as of November 16, 1994 providing for the merger of the

Corporation with and into BBC (the "Plan");

     B.   The parties entered into a Supplemental Agreement as of the same date

(the "Supplemental Agreement");

     C.   The parties desire to amend the Plan and the Supplemental Agreement;

     D.   In consideration of the foregoing factors and the mutual covenants contained herein, the parties have amended the Plan by a separate agreement and agree hereby to amend the Supplemental Agreement as follows:

          1.   The following exhibits to the Supplemental Agreement are

     hereby amended and restated in their entirety as set forth in the revised exhibits attached hereto: Exhibits 2.6, 2.7.1, 2.7.5, 2.8,

     2.11.2, 2.12, 2.13, 2.14, 2.17.1, 2.17.2, 2.17.5, 2.17.8, 2.18.5,

     2.19, 2.25.1, 2.25.2, and 2.26.2.

     IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first written above.


                                  BERGEN BRUNSWIG CORPORATION



                                  By/s/ Dwight A. Steffensen
                                    -------------------------------------------
                                    Dwight A. Steffensen, President


                                  BIDDLE & CROWTHER COMPANY


                                  By/s/ Berkley G. Biddle
                                    -------------------------------------------
                                    Berkley G. Biddle, President


                                    /s/ Raymond L. Biddle
                                    -------------------------------------------
                                    Raymond L. Biddle


                                    /s/ Berkley G. Biddle
                                    -------------------------------------------
                                    Berkley G. Biddle, individually and as
                                    Representative and Attorney-in-Fact for the
                                    persons listed on Schedule 1 to Appendix A
                                    annexed hereto






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